Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, dated January 31, 2021, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 78 to the Registration Statement (File No. 33-52149) of Federated Hermes World Investment Series, Inc., and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated May 31, 2021, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 93 to the Registration Statement (File No. 2-57181) of Federated Hermes Municipal Bond Fund, Inc., and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our reports, dated January 25, 2021, on the financial statements of Federated Hermes International Leaders Fund and Federated Hermes International Small-Mid Company Fund, included in the Annual Shareholder Reports of the Funds for the fiscal year ended November 30, 2020, which is incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated May 24, 2021, on the financial statements of Federated Hermes Municipal Bond Fund, Inc., included in the Annual Shareholder Report of the Fund for the fiscal year ended March 31, 2021, which is incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 9, 2021